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                                                                   Exhibit 10.29



             SUMMARY OF NOVELIS INC. PENSION PLAN FOR OFFICERS (PPO)


Novelis Inc. ("Novelis") maintains a pension plan for officers or PPO. The Novelis Human Resources Committee designates participants in the PPO. The PPO provides for pensions calculated on service up to 20 years as an officer of Novelis or Alcan. Eligible earnings consist of the excess of the annual average salary and target short term incentive award during the 60 consecutive months when they were the greatest over eligible earnings in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan (collectively referred to as the U.S. Plan) or the U.K. Plan, as applicable.

The following table shows the percentage of eligible earnings in the PPO, payable upon normal retirement age after 60 according to years of service as an officer of Novelis or Alcan. The normal form of payment is a lifetime annuity. Pensions are not subject to any deduction for social security or other offset amounts.

                         Years as Officer
           -----------------------------------------------------------
            5                 10                15                 20
           ---                ---               ---                ---
           15%                30%               40%                50%